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                                                                     EXHIBIT 8.1

                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]

                               September 10, 1997


HMH Properties, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817-1109


                    Re:  Registration Statement on Form S-4

Dear Sir or Madam:

          You have requested our opinion concerning the material federal income tax consequences of the exchange of 8 7/8% Senior Notes due 2005, series B (the "Exchange Notes") of HMH Properties, Inc. (the "Company") which have been registered under the Securities Act of 1933, as amended, for outstanding 8 7/8% Senior Notes due 2005, series A (the "Original Notes") of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

          The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Material Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or
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HMH Properties, Inc
September 10, 1997
Page 2

retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

          This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Material Federal Income Tax Considerations" and "Legal Matters."


                                      Very truly yours,

                                      /s/ Latham & Watkins